Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”), dated as of August 12, 2005, by CARDIMA, INC., a Delaware corporation (the “Borrower”), in favor of APIX INTERNATIONAL LIMITED (the “Lender”) is made with reference to the following:

A. Pursuant to that certain Term Sheet (“Term Sheet”) dated as of August 12, 2005 and that certain Promissory Note (the “Bridge Promissory Note”) dated as of August 12, 2005 between the Borrower and the Lender, each of which the parties hereto propose to cause to be superseded by a Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Promissory Note”) by and between the Borrower and the Lender (the Bridge Promissory Note, the Term Sheet, the Loan Agreement and the Promissory Note, including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, collectively, the “Funding Documents”), the Lender has agreed to make certain loans to the Borrower subject to and in accordance with the terms and conditions of the Funding Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, and in order to induce the Lender to make the Loans under the Funding Documents, the Borrower hereby agrees with the Lender for its benefit as follows:

SECTION 1. Grant of Security Interest. The Borrower hereby grants to the Lender a continuing security interest in the following property of the Borrower, wherever located, whether the same is now owned or hereafter created or acquired (the “Collateral”):

(a) all inventories and merchandise, including without limitation raw materials, work in process, finished products, goods in transit, materials used or consumed in the manufacture or production thereof, all wrapping, packaging, advertising and shipping materials (and all documents relating thereto), all labels and other devices, names and marks affixed or to be affixed thereto for the purpose of selling or identifying the same or the seller or manufacturer thereof, all supplies and containers relating to or used in connection with the foregoing, all goods in which the Borrower has an interest in mass or an interest or right as a consignee and all goods which are returned to or repossessed by the Borrower, whether used or consumed in the Borrower’s business, held for sale or lease, furnished under service contracts, or otherwise, and all bills of lading, warehouse receipts, documents of title or general intangibles relating to any of the foregoing (collectively, the “Inventory”);

(b) all goods, farm products, equipment, machinery, tools, tooling, molds, dies, jigs, motors, furniture, fixtures (whether or not attached to real property), furnishings, trade fixtures, motor vehicles and rolling stock, materials and parts and all other tangible personal property, all attachments, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutes and replacements for any of the foregoing;

(c) all rights to the payment of money or other forms of consideration, accounts, payment intangibles, notes, accounts receivable, drafts, documents, chattel paper,

(including, without limitation, electronic chattel paper and tangible chattel paper), letter of credit rights, choses in action, undertakings, surety bonds, insurance policies, acceptances, federal, state and local tax refunds and all other forms of claims, demands, instruments and receivables, together with all guarantees, security agreements, leases and rights and interests securing the same and all right, title and interest of the Borrower in the merchandise which gave or shall give rise thereto, including the right of stoppage in transit, replevin, reclamation, repossession and resale (collectively, the “Receivables”);

(d) all agreements, contracts, leases, licenses, letters of credit, security agreements, indentures and purchase and sales orders of any kind whatsoever, all rights of the Borrower thereunder, including all rights to purchase, lease, sell or otherwise acquire or deal with real or personal property and all warranty rights and contract rights of any nature, whether written or oral, and all consents or other authorizations relating thereto, to the extent assignable (collectively, the “Contracts”);

(e) all licenses, permits, franchises, certificates and other governmental authorizations and approvals of any nature whatsoever, to the extent assignable (collectively, the “Licenses and Permits”);

(f) all deposit accounts, including without limitation, all demand, time, savings, passbook, custodial, safekeeping, escrow or like accounts maintained by the Borrower with the Lender or any bank, savings and loan association, credit union or like organization, and all money, cash, cash equivalents, investment securities, deposits and prepayments of the Borrower in any such deposit account (all of the foregoing being deemed to be in any such account as soon as the same is put in transit to such account by mail or other courier);

(g) all trademarks, trade names, trade styles service marks (and all prints and labels on which any of the foregoing appear), designs, letters patent of the United States or any other country, copyrights and other general intangibles of a like nature, and all registrations, recordings, reissues, extensions, renewals, continuations, continuations-in-part and licenses thereof (including applications for registration and recording);

(h) all other proprietary rights and confidential information, technology, processes, trade secrets, computer programs, source codes, software, customer lists, sales literature and catalogues, price lists, subscriber information, drawings, specifications, blueprints, telephone numbers, formulae, goodwill and all applications and registrations relating to any of the foregoing;

(i) all stocks, bonds, debentures, securities, financial assets, securities entitlements, securities accounts, commodity contracts, commodity accounts, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments and/or brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments or liquidation payments with respect thereto (collectively, the “Investment Property”);

(j) all files, correspondence, books and records of the Borrower, including without limitation, books of account and ledgers of every kind and nature, all electronically recorded data relating to the Collateral, the Borrower or the business thereof, all computer programs, tapes, discs and data processing software containing the same, and all receptacles and containers for such records;

(k) all other goods, accounts, general intangibles (including, without limitation, commercial tort claims and payment intangibles), documents, instruments, causes of action, rights, interests and properties of every kind and description, tangible or intangible;

(l) all rights, remedies, powers and/or privileges of the Borrower with respect to any of the foregoing, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise) and all judgments now or hereafter arising therefrom;

(m) all other assets of the Borrower; and

(n) all proceeds, replacements, products, additions, accessions and substitutions of any of the foregoing.

Nothing in this Agreement shall be deemed to constitute an assumption by the Lender of any liability or obligation of the Borrower with respect to any of the Collateral.

In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to persons include their respective permitted successors and assigns and, in the case of governmental parties, persons succeeding to their respective functions and capacities.

SECTION 2. Security for Obligations. This Agreement secures and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations now or hereafter arising under any of the Funding Documents or any other agreement now of at anytime hereafter entered into between the Borrower and the Lender, including for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations), fees, expenses or otherwise, and all obligations of Borrower now or hereinafter arising under this Agreement (all such obligations being the “Secured Obligations”).

It is the intention of Borrower that the continuing grant of security interests provided for herein shall remain as security for the payment and performance of the Secured Obligations,

whether now existing or hereinafter incurred by future advances or otherwise, and whether or not contemplated by the parties at the date hereof. No notice of the continuing grant of such security interests, therefore, shall be required to be stated on the face of any document representing any such Secured Obligation nor shall it otherwise be necessary to identify any such Secured Obligation as being secured hereby. Any such Secured Obligation shall be deemed to have been made pursuant to Section 9204 of the Uniform Commercial Code of the State of California, as applicable (the “Code”).

SECTION 3. Representations and Warranties. The Borrower represents and warrants as follows:

(a) Incorporation of Borrower. Borrower is a corporation duly formed and now existing in good standing under the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each other jurisdiction in which the failure to so qualify would have a material adverse effect on Borrower and has the corporate power and authority to own its properties and to transact the business in which it is engaged in all places at which it engages in business. Borrower’s true and complete legal name and jurisdiction of organization are as identified in the preamble to this Agreement.

(b) Power and Authority. The Borrower has full power, authority and legal right to grant to the Lender a security interest in the Collateral pursuant to this Agreement, and the execution and delivery of this Agreement has been duly authorized by the Borrower. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Borrower to the Lender of a security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Borrower, or (ii) for the exercise by the Lender of rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

(c) Title to Collateral; Priority. The Borrower is the legal and beneficial owner of the Collateral, free and clear of any liens, except for the liens created by this Agreement and any other security agreement entered into by and among the Borrower and Lender, and the grant by the Borrower of a security interest in the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral in favor of the Lender, securing the payment of the Secured Obligations;

(d) Nature of Collateral. No part of the Collateral is used or was bought for personal, family or household purposes.

SECTION 4. Affirmative Covenants. The Borrower covenants that until such time as all of the Secured Obligations are indefeasibly paid or satisfied in full, unless the Lender shall otherwise consent in writing:

(a) Delivery of Collateral. With respect to any Collateral as to which the Lender’s security interest need or may be perfected by, or the priority thereof need be assured by, possession of such Collateral, including, without limitation, all originals of all chattel paper which evidence the Receivables, the Borrower shall upon demand of the Lender deliver possession of same in pledge to the Lender, endorsed or accompanied by such instruments of assignment or transfer as the Lender may specify and stamped or marked in such manner as the Lender may specify;

(b) Protection of Security and Legal Proceedings. The Borrower shall, at its own expense, take any and all actions necessary or desirable to preserve, protect and defend the security interests of the Lender in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing. The Borrower shall cooperate with the Lender in any litigation brought against the Lender related to the Collateral, this Agreement, any other security agreement by and among the Borrower and the Lender or any other Funding Document. The Borrower shall promptly reimburse the Lender for any and all sums, including costs, expenses and actual attorneys’ fees, which the Lender may pay or incur in defending, protecting or enforcing its security interests in the Collateral or the perfection or priority thereof;

(c) Payment of Taxes. The Borrower shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable except to the extent contested in good faith and bonded in a manner satisfactory to the Lender;

(d) Use and Maintenance of Collateral. The Borrower shall comply with all laws, statutes and regulations pertaining to its use and ownership of the Collateral and its conduct of its business; properly care for and maintain all of the Collateral in good condition, free of misuse, abuse, waste and deterioration, reasonable wear and tear of intended use excepted; keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles; and promptly and completely perform all of its obligations under the Contracts and maintain in full force and effect all of the Licenses and Permits;

(e) Government Receivables. The Borrower shall promptly notify the Lender in writing of the existence of, and shall execute any instruments and take any action requested by the Lender in order to perfect the Lender’s security interest in, any Receivable the face value of which exceeds $1,000 arising out of a Contract with the United States of America or any department, agency, subdivision or instrumentality thereof;

(f) Insurance. The Borrower shall, at its own expense, keep the Collateral insured against loss by fire, theft and other extended coverage hazards for the full replacement value thereof. All such insurance shall be written by companies and on forms satisfactory to the Lender, such policies shall provide that coverage shall not lapse for any reason whatsoever without the insurer giving to the Lender thirty (30) days’ prior written notice, and the policies of such insurance or, at the election of the Lender, certificates thereof satisfactory to the Lender, shall be delivered to the Lender within ten (10) days following the date of execution of this Agreement;

(g) Inspection. The Borrower shall give the Lender such information as may be requested concerning the Collateral and shall at all reasonable times and upon reasonable notice permit the Lender and its agents and representatives to enter upon any premises upon which the Collateral is located for the purpose of inspecting the Collateral. Furthermore, the

Lender shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of the Borrower’s books and records pertaining to the Collateral, to confirm and verify the value of the Collateral and to do whatever else the Lender reasonably may deem necessary or desirable to protect its interests; provided, however, that any such action which involves communicating with customers of the Borrower shall be carried out by the Lender through the Borrower’s independent auditors unless an Event of Default (as defined in any Funding Document) occurs and is continuing, in which case the Lender shall then have the right directly to notify such obligors;

(h) Notification. The Borrower shall notify the Lender in writing within three (3) business days of the occurrence of (i) an Event of Default or of the occurrence of an event which, with notice or lapse of time, or both, would constitute an Event of Default, or (ii) any event which adversely affects the value of the Collateral, the ability of the Borrower or the Lender to dispose of the Collateral or the rights and remedies of the Lender in relation thereto; and

(i) Further Assurances. The Borrower agrees that at any time and from time to time, at the expense of the Borrower, the Borrower will, and will cause third parties to, promptly execute and deliver all further instruments, documents and agreements, including, without limitation, control agreements, consent agreements and landlord’s waivers for all locations where Collateral is maintained, and take all further action that may be necessary or desirable, or that the Lender may request, in order to perfect and to protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and to enforce its rights and remedies hereunder with respect to any Collateral.

SECTION 5. Negative Covenants.

The Borrower covenants that until such time as all of the Secured Obligations are indefeasibly paid or satisfied in full, without the prior written consent of the Lender:

(a) Sale or Hypothecation of Collateral. The Borrower shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (i) sell, assign, transfer, exchange, lease, lend, grant any option with respect to, return or dispose of any of the Collateral (other than inventory items sold or leased in the ordinary course of the Borrower’s business), or any of the Borrower’s rights therein, or enter into any agreement to take any of the foregoing actions, nor (ii) create or permit to exist any lien on or with respect to any of the Collateral, except for the liens in favor of the Lender. The inclusion of “proceeds” as a component of the Collateral shall not be deemed a consent by the Lender to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral;

(b) Location of Collateral; Changes of Name. The Borrower shall not, without giving to the Lender at least sixty (60) days’ prior written notice, (i) cause or allow any of the Collateral to be moved, other than Inventory sold or leased in the ordinary course of business or vehicles or rolling stock or other personal property moved in the ordinary course of business; (ii) move its chief executive office or the location of its books or records; (iii) change its name, its trade or fictitious business name(s), business structure or its form of doing business; or (iv) liquidate, merge or consolidate with or into any other business organization;

(c) Certain Agreements. The Borrower shall not cause, suffer or permit to occur any compromise, adjustment, amendment, modification, settlement, waiver, substitution or termination in respect of any Receivable, other than in the ordinary course of business, or in respect of any Contract, License or Permit; and

(d) Preservation of Collateral. The Borrower shall not cause or allow anything to be done which might impair, or fail to do anything necessary or advisable in order to preserve, the value of the Collateral and the security interests of the Lender therein. The Borrower shall not use nor permit the use of the Collateral for illegal purposes.

SECTION 6. Rights of the Lender with respect to Receivables.

(a) The Lender hereby authorizes the Borrower to collect any Receivables in which the Lender has been granted a security interest hereunder, and the Borrower agrees to use its best efforts to effect the prompt collection thereof. The Lender hereby further authorizes the Borrower to use the proceeds of any such collections in the conduct of its business in the ordinary course. However, such authorization may be terminated by the Lender for any reason and at any time, and the Lender may, at its election, notify the account debtor on any or all such Receivables of the assignment thereof and effect collection thereof directly from the account debtor obligated thereon. Upon request of the Lender at any time, the Borrower will notify all such account debtors that payments are to be made to the Lender or its agent or designee. The Borrower shall also, at the request of the Lender at any time or from time to time, execute and deliver to the Lender an assignment or assignments, in form satisfactory to the Lender, of all of the Borrower’s then existing Receivables and the proceeds thereof. When any such notice to make payments directly to the Lender or any such agent or designee shall have been given, the Borrower shall no longer have any right to collect the affected Collateral. If notwithstanding the giving of any notice, any account debtor or other obligor shall make payment to the Borrower, the Borrower shall hold all such payments in trust for the Lender without commingling the same with other funds of the Borrower and shall (i) deliver the same to the Lender or any such agent or designee, immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements, or (ii) immediately deposit them in a separate account maintained with or by the Lender or any agent or designee of the Lender, in which only such payments and other proceeds of Collateral shall be deposited.

(b) With or without notice to the Borrower and without affecting the liability of the Borrower hereunder, any Receivables in which the Lender has been granted a security interest hereunder may be altered or modified by the Lender in any respect, and the Lender may

(i) settle and adjust all disputes and claims directly with the account debtor with respect to any such Receivables;

(ii) alter, accelerate, extend or change the time, manner and/or amount of any payments made or to be made by the account debtor under any such Receivable;

(iii) consent from time to time to the acceptance of security or additional or substituted security of any kind for any obligation of the account debtor under any such Receivable or to the release, surrender or alteration of any such security; and

(iv) deal as aforesaid or in any other manner with the account debtor or any guarantor of any such Receivable. Nothing herein contained shall be construed as requiring or obligating the Lender or any such agent or designee to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Collateral or the monies due or to become due thereunder or to take any steps necessary to preserve any rights against prior parties. Neither the Lender nor the agent or designee of the Lender shall have any liability to the Borrower on the Collateral for actions taken in good faith pursuant to this Section and without gross negligence.

(c) At any time after the occurrence and during the continuance of an Event of Default, the Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it considers advisable, and the Borrower shall furnish all assistance and information that the Lender may require in connection therewith. At any time after the occurrence and during the continuance of an Event of Default, and from time to time, upon the Lender’s request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

SECTION 7. The Lender Appointed Attorney-in-Fact. The Borrower hereby appoints the Lender the Borrower’s attorney-in-fact with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Lender’s sole and absolute discretion to take any action and to execute and deliver, and if appropriate to file and/or record with the appropriate office, any agreements, documents or instruments, including, without limitation, security agreements, financing statements, financing statement amendments, continuation statements or other documents without the signature of the Borrower (where permitted by law) which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement. The Borrower acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable.

SECTION 8. The Lender May Perform. If the Borrower fails to perform any agreement or covenant contained herein, the Lender may itself perform or cause the performance of such agreement or covenant, and the expenses of the Lender incurred in connection therewith, plus interest at the rate specified in the Funding Documents from the date of such advance to the date of reimbursement, shall be payable by the Borrower under SECTION 10. However, nothing in this Agreement shall obligate the Lender to act.

SECTION 9. Events of Default; Remedies Upon Default. The breach of this Agreement or occurrence of any Event of Default under any Funding Document, which breach or Event of Default is not cured within the applicable cure period provided herein or therein, if any, shall constitute an event of default hereunder. Upon the occurrence of any event of default hereunder, the Lender may exercise, in addition to all other rights and remedies of the Lender hereunder or at law or in equity, any and all of the following rights and remedies, all of which shall be cumulative and not mutually exclusive:

(a) Notification to Third Parties. The Lender may (i) open the Borrower’s mail and collect any and all amounts due to the Borrower from other persons; (ii) notify any account debtor obligated on any of the Receivables or any purchaser of Collateral or any other person of the Lender’s interest in the Collateral and instruct any such persons to make payments thereon directly to the Lender; and (iii) notify postal authorities that all mail addressed to the Borrower is to be delivered to the Lender.

(b) Compromise of Claims. The Lender may grant extensions, compromise claims and settle Collateral for less than face value, all without prior notice to the Borrower.

(c) Use of Trade Names, Etc. The Lender may use in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by the Borrower.

(d) Other Rights Against Borrower Hereunder. The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code, and the Lender may, but shall not be required to, also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Lender in its sole and absolute discretion may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, the Lender may be the purchaser of the Collateral.

(e) Application of Proceeds. Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as Collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to SECTION 10) in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. After such application and after payment by the Lender of any other amount required by law, any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus. In a like manner, the Borrower shall pay to the Lender, without demand, whatever amount of the Secured Obligations remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the highest rate specified in the Bridge Promissory Note or Promissory Note, as the case may be, which interest shall also constitute a part of the Secured Obligations. Without limiting the foregoing, the Borrower hereby expressly waives any obligations to the Lender may have regarding the foregoing under Section 9207(c) of the Code.

(f) Other Rights. The Lender shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty or payment of the Secured Obligations before resorting to its rights and remedies against the Borrower or the Collateral hereunder. All rights and remedies of the Lender shall be cumulative and not in the alternative.

SECTION 10. Liability and Indemnification. The Lender shall not be liable to the Borrower for any act (including, without limitation, any act of active negligence) of or omission by the Lender unless the Lender’s conduct constitutes willful misconduct or gross negligence. The Borrower agrees to indemnify and to hold the Lender harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys’ fees and disbursements) with respect to (a) any action taken (including, without limitation, any act of active negligence) or any omission by the Lender with respect to this Agreement, provided that the Lender’s conduct does not constitute willful misconduct or gross negligence, and (b) any claims arising out of the Borrower’s ownership of the Collateral or the Lender’s security interest therein.

SECTION 11. Expenses. The Borrower will upon demand pay to the Lender the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Lender hereunder, and (d) the failure by the Borrower to perform or observe any of the provisions hereof.

SECTION 12. Security Interest Absolute. All rights of the Lender and security interests hereunder, and all Secured Obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of and Funding Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Funding Document or any other agreement or instrument relating thereto;

(c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower.

SECTION 13. Amendments, Waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 14. Notices. All payments, notices, requests, demands or other communications to the respective parties hereto shall be in writing and shall be deemed to have been given when received by the party to which sent either by facsimile or ten (10) days after deposit in the mail by certified or registered mail with postage prepaid and shall be addressed to Lender at Flat 2A, Palm Court, 55 Robinson Road, Mid-Levels, Hong Kong, SAR, China, Fax: 852-2964-0458, Attn: Robert Cheney with a courtesy copy to Loeb & Loeb, 10100 Santa Monica Blvd., Suite 2200, Los Angeles, California, 90067, Fax: (310) 282-2200, Attn: Curtis Bajak, Esq. and to Borrower at 47266 Benecia Street, Fremont, California 94538-7330, Fax: (510) 657-4476, Attn: Gabriel B. Vegh, Chairman & CEO with a courtesy copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, New York, 10018, Fax:(212) 930-9725, Attn: Richard A. Friedman, Esq.

SECTION 15. Continuing Security Interest; Assignment of Obligations. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon the Borrower, its successors and assigns, (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns, (d) constitute, along with Funding Documents and any other security agreements by and among the Lender and the Borrower, the entire agreement between the Borrower and the Lender, and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer any Secured Obligation to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. On the payment and performance in full of all of the Secured Obligations, the rights of the Lender hereunder shall terminate and the Lender shall execute and deliver to Borrower, at Borrower’s sole expense, all releases, powers of attorney other instruments as may be necessary or proper to terminate the lien granted to the Lender hereunder and to revest in Borrower full title to the Collateral, subject to any disposition thereof which may have been made by the Lender pursuant thereto, all without recourse or warranty.

SECTION 16. Return of Collateral. Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to the Lender, and subject to the direction of a court of competent jurisdiction, upon the extinguishment of any commitment of the Lender to make any further advances under the Funding Documents and the payment in full of the Secured Obligations, the Borrower shall be entitled to the return of all Collateral in the possession of the Lender; provided, however, that the Lender shall not be obligated to return to the Borrower or deliver to the holder of any subordinate lien any such Collateral until it is satisfied that all amounts with respect to the Secured Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise. The return of Collateral, however effected, shall be without recourse to the Lender and the Lender shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be effected without representation or warranty and shall not entitle the Borrower to any right to any endorsement.

SECTION 17. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Unless otherwise defined herein or in the Funding Documents, terms defined in the Code are used herein as therein defined.

SECTION 18. TRIAL BY JURY. THE BORROWER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY DOCUMENT RELATING HERETO OR ANY SECURED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.

SECTION 19. Jurisdiction. The Borrower hereby:

(a) irrevocably submits to the jurisdiction of the courts within the County of Los Angeles, California and to the jurisdiction of the United States District Court for the Central District of California for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by any other party;

(b) waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) it is not personally subject to the jurisdiction or such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and

(c) agrees that, notwithstanding any right or privilege it may possess at any time, such party and its property are generally subject to suit on account of the obligations assumed by it hereunder.

Any party may at its option bring any action or other proceeding arising out of or relating to this Agreement or the subject matter hereof against any other party or any of its assets in the courts of any jurisdiction or place where such other party or such assets may be found or where such other party may be subject to personal jurisdiction, and may effect service of process as provided under any applicable law.

Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

SECTION 20. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Facsimile and electronically copied signatures on this Agreement shall be deemed the equivalent of original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

“BORROWER”:

CARDIMA, INC.

By:	/s/ Gabriel B. Vegh
Title:	Chief Executive Officer

“LENDER”:

APIX INTERNATIONAL LIMITED

By:	/s/ Victor Lee
Title:	Director